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EXHIBIT 4.3



              ISLAND PACIFIC, INC. AND CERTAIN OF ITS SUBSIDIARIES
                            MASTER SECURITY AGREEMENT

To:     Multi-Channel Holdings, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, CA 94111
Attention:  Prescott Ashe and Rajeev Amara
Facsimile:  (415) 627-4501

Date:    April 18, 2005

To Whom It May Concern:

         1. To secure the payment of all Obligations (as hereafter defined), Island Pacific, Inc., a Delaware corporation (the "Company"), each of the other undersigned parties (other than Multi-Channel Holdings, Inc., ("Multi-Channel")) and each other entity that is required to enter into this Master Security Agreement (each an "Assignor" and, collectively, the "Assignors") hereby assigns and grants to Multi-Channel a continuing security interest in all of the following property now owned or at any time hereafter acquired by any Assignor, or in which any Assignor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, deposit accounts (including, without limitation, the Restricted Accounts (the "Restricted Accounts") maintained at each of Silicon Valley Bank (Account Name: Cash Collateral Account, Account Number: 3300397264; Account
Name: Payroll Account, Account Number: 3300397279; Account Name: Operating Accounting, Account Number: 3300400459) referred to in the Silicon Valley Bank Restricted Account Agreement) and California Bank and Trust (Account Name:
Checking, Account Number: 21-400272-81; Account Name: Payroll, Account Number:
21-400274-41; Account Name: Administrative Division, Account Number:
21-400185-31; Account Name: Money Market, Account Number: 21-400169-19; Account
Name: Store Solutions Division, Account Number: 21-400273-61; Account Name: IPI Acquisition, Inc. d/b/a Page Digital, Account Number: 21-400231-01) referred to in the California Bank and Trust Restricted Account Agreement), inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among our affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which any Assignor now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore; provided, however, that the Collateral shall not include non-assignable real estate leases to which any Assignor is a party. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and has obtained a commitment from a financing source to finance such equipment from an unrelated third party, Multi-Channel agrees to release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Note Purchase Agreement referred to below.


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         2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Multi-Channel arising under, out of, or in connection with: (i) that certain Note Purchase Agreement dated as of the date hereof by and between the Company and Multi-Channel (the "Note Purchase Agreement") and (ii) the Related Agreements referred to in the Note Purchase Agreement (the Note Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of any Assignor to Multi-Channel, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under Title 11, United States Code, including, without limitation, obligations or indebtedness of each Assignor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case.

         3. Each Assignor hereby jointly and severally represents, warrants and covenants to Multi-Channel that:

                  (a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and each Assignor will provide Multi-Channel thirty (30) days' prior written notice of any change in any of its respective jurisdiction of organization;

                  (b) its legal name is as set forth in its respective Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Multi-Channel thirty (30) days' prior written notice of any change in its legal name;

                  (c) its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Multi-Channel thirty (30) days' prior written notice of any change in any of its organizational identification number;

                  (d) it is the lawful owner of the respective Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities other than Laurus;

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                  (e) it will keep its respective Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) the liens and security interests securing the Laurus Indebtedness (the "Laurus Encumbrance"); (ii) Encumbrances securing the Obligations;
         (iii) Encumbrances permitted under Section 6(m)(v) of the Note Purchase Agreement ; and (iv) Encumbrance that do not secure indebtedness in excess of $50,000 and are removed or otherwise released within ten (10) days of the creation thereof;

                  (f) it will, at its and the other Assignors joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors' business;

                  (g) it will not without Multi-Channel's prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $50,000 and only to the extent that:

                           (i) the proceeds of any such disposition are used to
                  acquire replacement Collateral which is subject to Multi-Channel's perfected security interest, or are used to repay Obligations or to pay general corporate expenses; and

                           (ii) following the occurrence of an Event of Default
                  which continues to exist the proceeds of which are remitted to Laurus in accordance with the terms of the Subordination Agreement to be held as cash collateral for the Laurus Indebtedness, and upon payment in full of the Laurus Indebtednes, to Multi-Channel to be held as cash collateral for the Obligations;

                  (h) it will insure or cause the Collateral to be insured in Multi-Channel's name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Multi-Channel shall specify in amounts and under policies by insurers acceptable to Multi-Channel and all premiums thereon shall be paid by such Assignor and the policies delivered to Multi-Channel. If any such Assignor fails to do so, Multi-Channel may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

                  (i) it will at all reasonable times allow Multi-Channel or Multi-Channel' representatives free access to and the right of inspection of the Collateral;

                  (j) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Multi-Channel harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that Multi-Channel may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Multi-Channel or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Multi-Channel's own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

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         4. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Master Security Agreement:

                  (a) Breach of any covenant, warranty, representation or statement made or furnished to Multi-Channel by any Assignor or on any Assignor's benefit was false or misleading in any material respect when made or furnished, and if subject to cure, shall not be cured for a period of fifteen (15) days; provided that, if such breach is of a nature that it can not be cured within fifteen (15) days and Assignor has taken reasonable steps to cure such default within fifteen (15) days, upon written notice to and the consent of Multi-Channel, the Assignor will have a commercially reasonable amount of time to cure such breach before such breach shall be deemed an Event of Default;

                  (b) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

                           (i) such loss is covered by insurance proceeds which
                  are used to replace the item or repay Laurus or, if the Laurus Indebtedness has been paid in full, Multi-Channel; or

                           (ii) said levy, seizure or attachment does not secure
                  indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

                  (c) any Assignor shall become insolvent, cease operations, dissolve, terminate our business existence, make a general assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of Assignors' property;

                  (d) any proceedings under any bankruptcy or insolvency law shall be commenced by or against any Assignor and if commenced against any Assignor shall not be dismissed within thirty (30) days;

                  (e) the Company shall repudiate, purport to revoke or fail to perform any or all of its obligations under the Note (after passage of applicable cure period, if any); or

                  (f) an Event of Default shall have occurred and be continuing beyond any applicable grace period under and as defined in any Document.

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         5. Upon the occurrence of any Event of Default and at any time thereafter, Multi-Channel may declare all Obligations immediately due and payable and Multi-Channel shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of California, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter following the expiration of the applicable cure period, Multi-Channel will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as Multi-Channel may desire. Upon Multi-Channel's request, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Multi-Channel at a place designated by Multi-Channel. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to any Assignor either at such Assignor's address shown herein or at any address appearing on Multi-Channel's records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Multi-Channel to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Multi-Channel toward the payment of the Obligations in such order of application as Multi-Channel may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default which has not been cured, Multi-Channel shall have the immediate right to withdraw any and all monies contained in the Restricted Account and apply same to the repayment of the Obligations (in such order of application as Multi-Channel may elect).

         6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Master Security Agreement, Multi-Channel may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law.

         7. Each Assignor appoints Multi-Channel, any of Multi-Channel's officers, employees or any other person or entity whom Multi-Channel may designate as our attorney, with power to execute such documents in each of our behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against us covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); to sign our name on public records; and to do all other things Multi-Channel reasonably deems necessary to carry out this Master Security Agreement. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

         8. No delay or failure on Multi-Channel's part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Multi-Channel and then only to the extent therein set forth, and no waiver by Multi-Channel of any default shall operate as a waiver of any other default or of the same default on a future occasion.

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Multi-Channel's books and records containing entries with respect to the
Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Multi-Channel shall have the right to enforce any one or more of the remedies available to Multi-Channel, successively, alternately or concurrently. Each Assignor agrees to join with Multi-Channel in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Multi-Channel and in executing such other documents or instruments as may be required or deemed necessary by Multi-Channel for purposes of affecting or continuing Multi-Channel's security interest in the Collateral.

         9. This Master Security Agreement shall be governed by and construed in accordance with the laws of the State of California and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Multi-Channel hereunder shall inure to the benefit of Multi-Channel's successors and assigns. The term "Multi-Channel" as herein used shall include Multi-Channel, any parent of Multi-Channel's, any of Multi-Channel's subsidiaries and any co-subsidiaries of Multi-Channel's parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor. Multi-Channel and each Assignor hereby
(a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and each Assignor agrees not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any court in the state of California and (c) waive any objection Multi-Channel or each Assignor may have as to the bringing or maintaining of such action with any such court.

         10. In the event of any conflict between the terms of this Agreement and the terms of the Stock Pledge Agreement dated as of the date hereof between Multi-Channel and the Company (the "Stock Pledge Agreement"), the terms of the Stock Pledge Agreement will govern as to all matters relating to the Pledged Collateral (as such term is defined in the Stock Pledge Agreement).

         11. All notices from Multi-Channel to any Assignor shall be sufficiently given if mailed or delivered to such Assignor's address set forth below.


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                                             Very truly yours,

                                             ISLAND PACIFIC, INC.

                                             By: /s/ M. Tomczak
                                             -----------------------------------
                                             Name: Mike Tomczak
                                             Title: President
                                             Address:




                                             PAGE DIGITAL INCORPORATED

                                             By: /s/ M. Tomczak
                                             -----------------------------------
                                             Name: Mike Tomczak
                                             Title: President
                                             Address:




                                             IP RETAIL TECHNOLOGIES
                                             INTERNATIONAL, INC.

                                             By: /s/ M. Tomczak
                                             -----------------------------------
                                             Name: Mike Tomczak
                                             Title: President
                                             Address:




                                             SABICA VENTURES, INC.

                                             By: /s/ M. Tomczak
                                             -----------------------------------
                                             Name: Mike Tomczak
                                             Title: President
                                             Address:




                                             ACKNOWLEDGED:

                                             MULTI-CHANNEL HOLDINGS, INC.

                                             By: /s/ Prescott Ashe
                                             -----------------------------------
                                             Name: Prescott Ashe
                                             Title: Managing Director